PRESS RELEASE
Greenfield Online Announces Second Quarter 2006
Financial Results
Second Quarter 2006 Revenue $24.5 Million
Company Raises Portions of Annual Guidance
WILTON, CONNECTICUT, August 7, 2006 — Greenfield Online, Inc. (NASDAQ: SRVY), a leading provider of Internet-survey solutions worldwide, today reported financial results for its second quarter ended June 30, 2006.
“I am pleased to say that for the second consecutive quarter, the overall business performed well from a revenue, gross profit and adjusted EBITDA perspective,” stated Albert Angrisani, President and Chief Executive Officer. “I believe this is an encouraging sign that the turnaround is underway. In addition, the comparison shopping segment reported yet another positive quarter of revenue growth and profitability.
“However,” Angrisani cautioned, “in the second quarter, the European Survey Solutions business experienced pricing pressure from a more competitive marketplace which has resulted in slower than anticipated revenue growth and weak July bookings. I believe it will take several quarters to reverse this situation and return to acceptable growth rates.”
Financial Highlights

	For the Three Months		For the Six Months
$ in thousands - unaudited	Ended June 30,		Ended June 30,
	2006	2005	2006	2005

Revenue	$24,453	$26,283	$45,985	$41,534
Operating Income	$3,703	$4,524	$5,021	$7,069
Net Income	$2,254	$19,126	$3,095	$21,592
Cash Flow from Operations	$5,063	$6,733	$10,073	$8,996

Non-GAAP Adjusted EBITDA*	$7,257	$7,553	$12,275	$11,530
Non-GAAP Adjusted EBITDA — Ex Restructuring Charges**	$7,277	$7,553	$12,463	$11,530
Non-GAAP Operating Free Cash Flow ***	$3,943	$5,642	$8,191	$7,201

*Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.

**Non-GAAP Adjusted EBITDA Ex Restructuring Charge excludes restructuring charges of $20,000 and $188,000 respectively, for the three and six month periods in 2006 associated with the company’s fourth quarter 2005 rightsizing which is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.

***Non-GAAP Operating Free Cash Flow is reconciled to GAAP Cash Flow from Operations in the section entitled “About Non-GAAP Financial Measures” below.

Key Financial Statistics
•	Total net revenue was $24.5 million for the second quarter of 2006 as compared with $26.3 million for the prior year period.

•	Total gross profit was $18.9 million or 77.3% of revenues for the second quarter of 2006, as compared with $19.1 million or 72.8% of revenues in the prior year period.

•	Operating income was $3.7 million for the second quarter of 2006 or 15.1% of revenue, as compared to $4.5 million or 17.2% of revenue for the prior year period.

•	Net income for the second quarter of 2006 was $2.3 million, as compared with $19.1 million for the prior year period. Net income in the second quarter of 2005 benefited from a $15.7 million domestic deferred tax asset valuation allowance release related to our expected future utilization of tax benefits, primarily relating to net operating loss carryforwards.

•	Cash flow from operations was $5.1 million for the second quarter of 2006 as compared to $6.7 million for the prior year period.

•	For the second quarter of 2006, adjusted EBITDA, a non-GAAP financial measure, excluding restructuring charges, was $7.3 million or 29.8% of revenues, as compared to $7.6 million or 28.7% of revenue for the prior year period.

•	Operating free cash flow, a non-GAAP financial measure, was $3.9 million for the second quarter of 2006 as compared to $5.6 million for the prior year period.

•	As of August 7, 2006, third quarter 2006 backlog stands at approximately $19 million. Backlog is defined as signed contracts for online survey projects and comparison shopping and advertising orders that we expect to complete and deliver to clients during the three months ending September 30, 2006. This compares to second quarter backlog of $19 million that was reported as of May 8, 2006.

•	Bid volume for the three months ended June 30, 2006 was approximately $125 million. This compares to bid volume for the three months ended March 31, 2006 of approximately $155 million.

•	On a global basis, Internet survey solutions revenue for the second quarter of 2006 was 42% Full Service and 58% Sample Only. This compares to 47% and 53%, respectively, for the first quarter of 2006.

•	In the second quarter of 2006, revenue from our Top 20 group of Internet survey solutions clients represented approximately 48% of Internet survey solutions revenue globally. This compares to 51% in the first quarter.

•	In the second quarter of 2006, we completed 2,896 projects for 477 clients. This compares to 2,536 projects for 461 clients in the first quarter.
Forward Guidance
For the full fiscal year 2006, the company has undertaken to raise portions of its annual guidance due to the current performance of the overall business.

Full Fiscal Year 2006 Guidance
	Guidance Issued on	Guidance Issued Today
	May 8, 2006	August 8, 2006
Total Revenue	$88.0 to $95.0 Million	$88.0 to $95.0 Million
Gross Margins	$68% — 70%	70% — 72%
Non-GAAP Adjusted EBITDA	19% — 21%	21% — 23%
Depreciation and Amortization	$13.0 — $13.5 million	$12.5 — $13.0 million
Expected Charges related to Stock Based Compensation	$3.0 — $3.5 million	$2.5 — $3.0 million
Effective Tax Rate	23% — 29%	30% — 35%

Today’s conference call and webcast access information:
Time:	Today, August 7, 2006, 5:00 PM EST
Telephone Number:	1-201-689-8560
Webcast Location:	www.greenfield.com

Replay information is as follows:
When it is available:	Beginning at 8:00 PM EST, Monday, August 7, 2006
When it ends:	11:59 pm EDT on Monday, August 21, 2006
Replay Telephone:	1-201-612-7415
Account Code	3055*
Conference ID#:	208748*
*both are required
This call will contain forward-looking statements and other material information regarding the company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company operates in Europe through its Ciao subsidiary. The company has built and actively manages one of the world’s largest communities of online panels, proprietary RIS™ or Random-Internet Sampling methodology, comparison shopping members and affiliates. This global respondent community, when coupled with a Six Sigma quality control processes and robust survey technology, allows Greenfield Online to supply its clients with diverse, demographically representative survey research data. For more information visit http://www.Greenfield.com or http://www.ciao-group.com.
Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
About Non-GAAP Financial Measures
We define adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define operating free cash flow as cash flow from operations less cash paid for capital expenditures. Adjusted EBITDA and operating free cash flow may not be comparable to similarly titled measures reported by other companies. We are presenting adjusted EBITDA and operating free cash flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and operating income, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Adjusted EBITDA and operating free cash flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA and operating free cash flow has limitations and you should not consider adjusted EBITDA and operating free cash flow in isolation from or as an alternative to GAAP measures such as net income, cash flows from operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth, by segment, the reconciliation of adjusted EBITDA and operating free cash flow, non-GAAP financial measures, to GAAP net income and GAAP cash flow from operations, respectively, our most directly comparable financial measure presented in accordance with GAAP.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA — Restructuring Charges (In Thousands — Unaudited)

	For the Three Months
$ in thousands - unaudited	Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005

GAAP Net Income	$2,254	$19,126	$3,095	$21,592
Interest Expense (Income)	$(85)	$232	$82	$(222)
Tax Provision (Benefit)	$1,328	$(14,812)	$1,690	$(14,320)
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$283	$382	$561	$576
Panel Expense DA	$440	$383	$912	$544
Operating Expense DA	$2,401	$2,019	$4,717	$2,884
EBITDA	$6,621	$7,330	$11,057	$11,054
Stock-Based Compensation	$636	$223	$1,218	$476
Non-GAAP Adjusted EBITDA	$7,257	$7,553	$12,275	$11,530
Restructuring Charges	$20		$188
Non-GAAP Adjusted EBITDA — Ex Restructuring Charges	$7,277	$7,553	$12,463	$11,530
Reconciliation of GAAP Cash Flow from Operations to Non-GAAP Operating Free Cash Flow — (In Thousands — Unaudited)

	For the Three Months
$ in thousands - unaudited	Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005

GAAP Cash Flow from Operations	$5,063	$6,733	$10,073	$8,996
Additions to Property and Equipment and Intangibles for Cash	$(1,120)	$(1,091)	$(1,882)	$(1,795)
Non-GAAP Operating Free Cash Flow	$3,943	$5,642	$8,191	$7,201

About Segment Information
An operating segment’s performance is primarily evaluated based on segment operating income, which excludes depreciation and amortization expense, stock-based compensation expense, restructuring charges and certain corporate costs not associated with the operations of the segment. These corporate costs are separately stated above and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of director fees and investor relations costs.
Segment Information — (In Thousands — Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Gross segment revenues:
North American Internet survey solutions
Third-party revenues	$14,832	$18,202	$28,403	$33,453
Inter-segment revenues	278	46	522	46

Gross segment revenues	$15,110	$18,248	$28,925	$33,499

Ciao Internet survey solutions
Third-party revenues	$5,390	$5,745	$9,944	$5,745
Inter-segment revenues	2,303	516	3,494	516

Gross segment revenues	$7,693	$6,261	$13,438	$6,261

Net revenues:
North American Internet survey solutions	$15,110	$18,248	$28,925	$33,499
Ciao Internet survey solutions	7,693	6,261	13,438	6,261
Ciao comparison shopping	4,231	2,336	7,638	2,336
Elimination of inter-segment revenues	(2,581)	(562)	(4,016)	(562)

Total net revenues	$24,453	$26,283	$45,985	$41,534

Segment operating income (as defined above):
North American Internet survey solutions	$3,186	$5,683	$6,202	$10,994
Ciao Internet survey solutions	3,351	2,551	5,117	2,551
Ciao comparison shopping	2,642	1,167	4,292	1,167

Segment operating income	9,179	9,401	15,611	14,712
Depreciation and amortization	(3,124)	(2,784)	(6,190)	(4,004)
Stock-based compensation	(636)	(223)	(1,218)	(476)
Restructuring charges	(20)	(--)	(188)	(--)
Corporate	(1,696)	(1,870)	(2,994)	(3,163)

Total operating income	3,703	4,524	5,021	7,069
Interest income (expense), net	85	(232)	(82)	222
Currency exchange (loss) gain, net	(206)	22	(154)	(19)

Income before income taxes	$3,582	$4,314	$4,785	$7,272

Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, discussion concerning launching of new business initiatives, rightsizing of the business, information about client satisfaction levels, our ability to build shareholder value and reclaim the Company’s market leadership position, our ability to reaccelerate European and North American sales growth, our ability to continue international expansion, our ability to expand market penetration in North America, our ability to successfully separate the Ciao marketing research and comparison shopping segments into two separate businesses from an operations and legal perspective, as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to the success of new business initiatives, our ability to bring expenses in line with current revenue levels, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, our ability to reaccelerate North American sales growth, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, risks related to foreign currency exchange rate fluctuations, our ability to integrate successfully the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$25,170	$20,623
Accounts receivable trade, net (net of allowances of $1,539 and $1,448 at June 30, 2006 and December 31, 2005, respectively)	19,126	18,197
Prepaid expenses and other current assets	1,571	1,613
Deferred tax assets, current	1,177	1,932

Total current assets	47,044	42,365
Property and equipment, net	7,583	9,660
Other intangible assets, net	18,894	20,077
Goodwill	69,530	67,442
Deferred tax assets, long-term	19,224	20,068
Security deposits and other long-term assets	847	1,248

Total assets	$163,122	$160,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,908	$3,264
Accrued expenses and other current liabilities	13,847	14,576
Income taxes payable	5,291	3,990
Current portion of capital lease obligations	37	2,061
Deferred revenue	412	388

Total current liabilities	22,495	24,279
Capital lease obligations	28	2,032
Other long-term liabilities	28	56

Total liabilities	22,551	26,367

Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,382,720 and 25,303,088 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	3	3
Additional paid-in capital	288,809	288,707
Accumulated deficit	(141,535)	(144,630)
Unearned stock-based compensation	—	(1,284)
Accumulated other comprehensive loss	(6,575)	(8,172)
Treasury stock, at cost Common stock — 9,643 shares	(131)	(131)

Total stockholders’ equity	140,571	134,493

Total liabilities and stockholders’ equity	$163,122	$160,860

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net revenues	$24,453	$26,283	$45,985	$41,534
Cost of revenues	5,560	7,162	11,108	11,587

Gross profit	18,893	19,121	34,877	29,947

Operating expenses:
Selling, general and administrative	10,717	11,174	20,252	17,872
Panel acquisition expenses	1,231	833	2,937	1,287
Depreciation and amortization	2,401	2,020	4,717	2,803
Research and development	821	570	1,762	916
Restructuring charges	20	—	188	—

Total operating expenses	15,190	14,597	29,856	22,878

Operating income	3,703	4,524	5,021	7,069

Other income (expense):
Interest income (expense), net	85	(232)	(82)	222
Other income (expense), net	(206)	22	(154)	(19)

Total other income (expense)	(121)	(210)	(236)	203

Income before income taxes	3,582	4,314	4,785	7,272
Provision (benefit) for income taxes	1,328	(14,812)	1,690	(14,320)

Net income	$2,254	$19,126	$3,095	$21,592

Net income per share available to common stockholders:
Basic	$0.09	$0.76	$0.12	$0.93

Diluted	$0.09	$0.75	$0.12	$0.92

Weighted average shares outstanding:
Basic	25,353	25,041	25,331	23,118

Diluted	25,541	25,422	25,523	23,555